Exhibit 10.1

Execution Version

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of December 31, 2020, by and between Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability (“Investor”), and EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to Investor, and Investor desires to acquire from the Company, at the Closing (as defined below), 3,010,722 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $15,704,829. (the “Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing recitals, and the following mutual representations, warranties, promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Investor and the Company agree as follows:

1.Definitions.

1.1Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to a specified Person, any other Person that controls, is controlled by or is under common control with the applicable Person.  As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through Contract or otherwise; provided, that the Company and its Subsidiaries shall not be deemed Affiliates of Investor or its subsidiaries.

“Agreement” has the meaning set forth in the Preamble, including all exhibits, schedules and appendices attached hereto.

“Beneficially Own” and words of similar import have the meaning assigned to such terms pursuant to Rule 13d-3 under the Exchange Act.

“Business Day” means a day on which commercial banking institutions in New York, New York are open for business.

“Confidential Information” means, with respect to a Party, all confidential and proprietary information regardless of whether any such information is marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic, or electronic form.

“Contract” means, with respect to any Person, any written or oral contracts, agreements, deeds, mortgages, indentures, bonds, loans, leases, subleases, licenses, sublicenses, statements of work, instruments, notes, commitments, commissions, undertakings, arrangements and understandings to which such Person is a party or by which any of its properties or assets are subject.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options, warrants, restricted stock units, deferred stock units or performance-based stock units.

“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or Contract to purchase, purchase of any option or Contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Derivative Securities, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“EW Investors” means EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Material Contract” means all Contracts that are required to be filed as exhibits by the Company with the SEC pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated by the SEC.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Organizational Documents” means (a) the Certificate of Incorporation of the Company, as amended and restated from time to time and as in effect as of the date of this Agreement, and (b) the By-laws of the Company, as amended and restated from time to time and as in effect as of the date of this Agreement.

“Party” means the Company or Investor.

“Permitted Transferee” means an Affiliate of Investor; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee, prior to or simultaneously with any Disposition, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement (including the lock-up restrictions set forth in Section 6.5) as though it were Investor hereunder, and (b) Investor acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.

“Person” means any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“Register,” “Registered” and “Registration” means a registration effected by preparing and filing (a) a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) a Prospectus and/or Prospectus supplement in respect of an appropriate effective Registration Statement.

“Registrable Securities” means the Shares; provided, that any Shares will cease to be Registrable Securities when such Shares (A) have been sold or otherwise Disposed of or (B) may be sold under Rule 144 without regard to volume restrictions.

“Registration Statement” means a registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of Appendix 1 filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, financial information and all other material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (a) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (b) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Third Party” means any Person other than Investor, the Company, or any Affiliate of Investor or the Company.

“Transactions” means the issuance of the Shares by the Company, and the acquisition of the Shares by Investor, in accordance with the terms hereof, and any other transactions contemplated by this Agreement.

“Transaction Agreements” means this Agreement and the Voting Agreement.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities Registered under the Securities Act in which an Underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

“Voting Agreement” means the Voting and Investor Rights Agreement to be entered into among the Company, Investor and the EW Investors, substantially in the form attached hereto as Exhibit A.

2.Purchase and Sale of Common Stock.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to Investor and Investor shall acquire from the Company the Shares for the Purchase Price, which shall be paid in cash.

3.Closing Date; Deliveries.

3.1Closing Date.  The closing of the acquisition and issuance of the Shares hereunder (the “Closing”) shall be held by electronic exchange of signature pages and Shares simultaneously with the execution of this Agreement or at such other time and date as the parties may mutually agree in writing.  The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2Deliveries.  At the Closing, (a) the Company shall deliver or cause to be delivered to Investor (i) the Shares in book-entry form and (ii) the Voting Agreement, duly executed by the Company and the EW Investors; and (b) Investor shall deliver to the Company (i) the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing to Investor, with such designation to be made not less than three (3) Business Days prior to the Closing Date and (ii) the Voting Agreement, duly executed by Investor.

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that the following representations are true and complete as of the date of the Closing, except as otherwise indicated:

4.1Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to enter into this Agreement, to issue the Shares and to perform its obligations under and to carry out the Transactions contemplated by this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except whether the failure to so qualify or be in good standing would not, individually or in the aggregate, constitute a Material Adverse Effect.  The Company is not in violation of, in conflict with, or in default under its Organizational Documents in any material respect.  True and correct copies of the Organizational Documents, as in effect on the date of this Agreement, are available for public access via the Securities and Exchange Commission’s (“SEC”) EDGAR system.

4.2Authorization.

(a)All requisite corporate action on the part of the Company required by applicable Law for the authorization, execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b)This Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by Investor, it will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application relating to or affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the exceptions set forth in (i) and (ii), the “Enforceability Exceptions”).

(c)On or prior to the date hereof, the Board of Directors of the Company has duly adopted resolutions authorizing and approving each of the Transaction Agreements and the Transactions.

4.3No Conflicts.  Except as set forth in a written notice provided by the Company to Investor prior to the execution of this Agreement and referencing this Section 4.3, the execution, delivery and performance of this Agreement, and compliance with the provisions hereof, and the issuance of the Shares by the Company do not and shall not: (a) subject to receipt of the Required Approvals (as defined below), violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority to which the Company is subject, (b) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement, (c) result in a default, modification, acceleration of payment or termination under, give any Person a right of termination or cancellation under, result in the loss of a benefit or imposition of any obligation under, any Material Contract, or (d) violate or conflict with any of the provisions of the Organizational Documents, except, in the case of subsections (a) and (c) as would not, individually or in the aggregate, constitute a Material Adverse Effect.

4.4No Approval.  No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company or any of its Subsidiaries in connection with the authorization, execution and delivery by the Company of this Agreement or with the authorization, issuance and sale by the Company of the Shares, or the consummation of the Transactions, except (a) such filings as may be required to be made with the SEC and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws; (b) such filings as may be required to be made with The Nasdaq Stock Market LLC (“Nasdaq”); and (c) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (a) through (c), the “Required Approvals”).

4.5Valid Issuance of Shares.  When issued, sold and delivered in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase option, call option, subscription right or other similar rights, other than as arising pursuant to this Agreement, as a result of any action by Investor or under federal or state securities Laws.  Assuming the accuracy of the representations and warranties of Investor in this Agreement and subject to the Required Approvals, the Shares will be issued in compliance with all applicable federal and state securities Laws.  As of the date hereof, 15,129,259 shares of Common Stock of the Company are outstanding. In addition, as of the date hereof, 1,542,398 shares of Common Stock of the Company are subject to issuance upon the full conversion, exercise and/or settlement, as applicable, of all Derivative Securities currently outstanding. All outstanding Derivative Securities are described in the Company SEC Reports or have been issued pursuant to a plan, agreement or arrangement described in the Company SEC Reports.

4.6Company SEC Reports.

(a)The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date of this Agreement and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “Company SEC Reports”), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms, reports and documents were filed.  As of its respective date, and if amended, as of the date of the last such amendment, no Company SEC Report, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All Material Contracts to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary are subject, that are required to be included as part of or specifically identified in the Company SEC Reports, are so included or specifically identified.  True and complete copies of the Company SEC Reports are available for public access via the SEC’s EDGAR system.

(b)As of their respective dates, the consolidated financial statements included or incorporated in the most recent Company SEC Reports (the “Financial Statements”), and the related notes, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position and the results of the operations of the Company and its Subsidiaries, retained earnings (loss), and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

(c)The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including each consolidated Subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.  Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.7The Company has conducted an assessment, and to the best of its knowledge, the Company and its U.S. subsidiaries (i) do not, individually or collectively, produce, design, test, manufacture, fabricate, or develop any critical technologies as that term is defined in 31 C.F.R. § 800.215; (ii) do not, individually or collectively, perform the functions as set forth in column 2 of appendix A to 31 C.F.R. Part 800 with respect to covered investment critical infrastructure, as that term is defined in 31 C.F.R. § 800.212; and (iii) do not, individually or collectively, maintain or collect sensitive personal data and have no demonstrated business objective to do so in the future, as described in 31 C.F.R. § 800.241, and, therefore, neither the Company nor any of its U.S. subsidiaries is a “TID U.S. business” as defined in 31 C.F.R. § 800.248.

5.Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company as of the date hereof as follows:

5.1Organization.  Investor is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands.  Investor has all requisite power and authority to enter into this Agreement, to purchase the Shares and to perform its obligations under and to carry out the Transactions.

5.2Authorization.

(a)All requisite corporate action on the part of Investor, required by applicable Law for the authorization, execution and delivery by Investor of this Agreement and the performance of all of its obligations hereunder, including the acquisition of the Shares, has been taken.

(b)This Agreement has been duly executed and delivered by Investor, and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of Investor, enforceable against Investor in accordance with its terms, except as limited by the Enforceability Exceptions.

(c)On or prior to the date hereof, the Board of Directors of Investor has duly adopted resolutions authorizing and approving each of the Transaction Agreements and the Transactions.

5.3No Conflicts.  The execution, delivery and performance of this Agreement and compliance with the provisions thereof, by Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, or (b) violate or conflict with any of the provisions of Investor’s organizational documents (including any articles or memoranda of organization or association, charter, by-laws or similar documents), except as would not materially impair or affect in a material adverse manner the ability of Investor to consummate the Transactions and perform its obligations under this Agreement.

5.4No Approval.  No consent, approval, authorization or other order of any Governmental Authority is required to be obtained by Investor in connection with the authorization, execution and delivery of this Agreement or with the subscription for and purchase of the Shares.

5.5Acquisition Entirely for Own Account.  The Shares shall be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation or otherwise distributing the Shares.  Investor does not have any Contract, undertaking or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6Investment Experience and Accredited Investor Status.  Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).  Investor has conducted its own due diligence on the Company to its satisfaction and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Investor.  Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Investor understands that its investment in the Shares involves a high degree of risk.  Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

5.7Restricted Securities.  Investor understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  Investor represents that it is familiar with Rule 144.

5.8Legends.  In addition to any other legend required by Law or this Agreement, the book-entry or certificated form of the Shares shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

5.9Acquiring Person.  As of the date of this Agreement and immediately prior to the Closing, neither Investor nor any of its controlled Affiliates (excluding directors and officers of Investor who may hold securities of the Company for their personal account) Beneficially Owns, or will Beneficially Own any securities of the Company.

5.10No General Solicitation.  Investor is not acquiring the Shares as a result of (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, in each case, relating to the Company, or (b) any seminar or meeting whose attendees, including Investor, have been invited by any general solicitation or general advertising related to the Company.

5.11Foreign Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities Laws or other Laws of Investor’s jurisdiction.

6.Covenants.

6.1Reasonable Best Efforts.  Subject to the terms and conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate to satisfy the conditions to the Closing and to consummate the Transactions as promptly as practicable.  Without limiting the generality of the foregoing, the Company and Investor shall use their respective reasonable best efforts to cause the Closing to occur.  Each of the Company and Investor shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Section 7 or Section 8 not being satisfied.

6.2Registration Rights.  The Company hereby agrees to grant Investor the registration rights set forth on Appendix 1 attached hereto, which is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

6.3Participation Rights.  For so long as Investor owns a number of Shares equal to at least 75% of the Shares it purchases on the Closing Date (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), if the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall first offer such New Securities to Investor as follows:

(a)The Company shall give notice (the “Offer Notice”) to Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)By notification to and received by the Company within five (5) Business Days after the date the Offer Notice is given (the “Notice Termination Time”), Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by Investor bears to the total Common Stock of the Company then outstanding, assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding. If the Company receives no such notice from Investor as of such Notice Termination Time, Investor shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing. The closing of any sale pursuant to this Section 6.3(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of the initial sale of New Securities pursuant to Section 6.3(c).

(c)The Company may, during the 90 day period following the expiration of the periods provided in Section 6.3(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.

(d)The right of first offer in this Section 6.3 shall not be applicable to:

(i)shares of Common Stock or Derivative Securities issued in connection with any merger, acquisition, or business combination;

(ii)shares of Common Stock or Derivative Securities issued in connection with any commercial transaction approved by the Board of Directors of the Company;

(iii)shares of Common Stock or Derivative Securities issued as a dividend, stock split, reverse stock split, split-up or other distribution on shares of Common Stock;

(iv)shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors or contractors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Company’s Board of Directors or the compensation committee of the Board of Directors, including inducement awards issued pursuant to applicable Nasdaq rules;

(v)shares of Common Stock or Derivative Securities actually issued upon the exercise, conversion, exchange or settlement of Derivative Securities, provided such issuance is pursuant to the terms of such Derivative Security;

(vi)shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(vii)shares of Common Stock issued pursuant to at-the-market or equity line of credit programs, including pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated August 5, 2020, by and between the Company and Cantor Fitzgerald & Co., as may be amended from time to time; and

(viii)shares of Common Stock issued pursuant to an employee stock purchase plan, including the Company’s 2019 Employee Stock Purchase Plan, as may be amended from time to time.

(e)The rights and obligations set forth in this Section 6.3 shall automatically terminate and be of no further force and effect immediately upon Investor owning a number of Shares equal to less 75% of the Shares it purchases on the Closing Date (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

6.4Facilitation of Sales Pursuant to Rule 144.  For as long as Investor or its Affiliates Beneficially Owns any Shares, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use reasonable efforts to take such further necessary action as Investor may reasonably request in connection with the removal of any restrictive legend on the Shares being sold, all to the extent required from time to time to enable such holder to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Notwithstanding the foregoing, the Company shall not have any obligations pursuant to this section during any time when a Registration Statement covering the Shares is effective.

6.5Lock-Up. Neither Investor nor any Affiliate or subsidiary thereof shall, from the date hereof and ending at 10:00 pm (New York City time) on the first anniversary of the date hereof, Dispose of any of the Shares or any other equity interests of the Company; provided, however, Investor may at any time transfer Shares (A) to any Permitted Transferee; or (B) to give effect to any acquisition, sale or merger involving a majority of the assets, properties or equity securities of the Company that has been recommended or approved by the Company’s Board of Directors. In furtherance of the provisions of this Section 6.5, the book-entry or certificated form of the Shares may bear the restrictive legend substantially in the following form:

THESE SECURITES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THAT CERTAIN SHARE PURCHASE AGREEMENT, DATED DECEMBER 31, 2020, BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES.

6.6Information Rights. For so long as Investor owns any of the Shares it purchases on the Closing Date, the Company will furnish to Investor (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public report filed by the Company with the SEC or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 6.6 shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on the SEC’s EDGAR system.

7.Conditions to the Company’s Obligations.  The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.

7.1Representations and Warranties.  The representations and warranties of Investor contained in this Agreement shall be true and correct in all respects on and as of the Closing Date.

7.2Performance.  Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

7.3Voting Agreement.  Each of the Company, Investor, and the EW Investors shall have executed and delivered the Voting Agreement, and the Voting Agreement shall not have been terminated and shall remain effective in accordance with its terms.

7.4No Stockholder Approval Required.  No approval on the part of the stockholders of the Company shall be required in connection with the execution and delivery by the Company of this Agreement and the consummation of the Transactions.

7.5Qualification Under State Securities Laws.  All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Agreements, including, without limitation, the offer and sale of the Shares.

7.6Absence of Litigation.  No proceeding challenging the Transaction Agreements or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted by any Governmental Authority.

8.Conditions to Investor’s Obligations.  The obligations of Investor under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by Investor.

8.1Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Closing Date.

8.2Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

8.3Voting Agreement.  Each of the Company, Investor, and the EW Investors shall have executed and delivered the Voting Agreement, and the Voting Agreement shall not have been terminated and shall remain effective in accordance with its terms.

8.4No Stockholder Approval Required.  No approval on the part of the stockholders of the Company shall be required in connection with the execution and delivery by the Company of this Agreement and the consummation of the Transactions.

8.5Qualification Under State Securities Laws.  All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this

Agreement or the other Transaction Agreements, including, without limitation, the offer and sale of the Shares.

8.6Absence of Litigation.  No proceeding challenging the Transaction Agreements or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted by any Governmental Authority.

8.7Appointment of Investor Board Designee.  The Company shall have appointed Ye Liu to the Board of Directors of the Company in accordance with the terms of the Voting Agreement.

9.Survival.  The representations and warranties contained in this Agreement shall survive the Closing of the Transactions until the date that is two years following the date of this Agreement.  The covenants and agreements contained in this Agreement shall survive the Closing of the Transactions.  The rights and remedies that may be exercised by Investor shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Investor or its representatives.

10.Confidentiality

10.1Nondisclosure

. Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement shall: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Section 10; and (c) not use such Confidential Information for any purpose except those permitted under this Agreement. The obligations of confidentiality, non-disclosure, and non-use under this Section 10.1 shall be in full force and effect from the execution of this Agreement until the date that is the one year anniversary of expiration or termination of the rights and obligations set forth in Section 6.3 and Appendix 1 of this Agreement and upon expiration of the Voting Agreement, whichever is the last to expire and/or terminate.

10.2Exceptions

. Section 10.1 shall not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:

(a)was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(b)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(c)is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or

(d)is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.

10.3Authorized Disclosure

.

(a)Disclosure. Notwithstanding Section 10.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(i)

subject to Section 10.5, to comply with applicable Laws (including the rules and regulations of the SEC or any national securities exchange in any applicable jurisdiction) (collectively, the “Securities Regulators”) or with judicial process (including prosecution or defense of litigation) if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation); and

(ii)

disclosure to its advisors (including attorneys and accountants) in connection with activities under this Agreement; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use no less restrictive than the obligations set forth in this Section 10 (provided, however, that in the case of legal advisors, no written agreement shall be required), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 10.3(a)(ii), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3(a)(ii) to treat such Confidential Information as required under this Section 10.

(b)Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 10.3, such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.

10.4Terms of this Agreement

. The Parties agree that this Agreement and the terms hereof shall be deemed to be Confidential Information of both Parties (with each Party being the Receiving Party of such Confidential Information), and each Party agrees not to disclose this

Agreement or any terms hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 10.2, Section 10.3 or Section 10.5, as applicable.

10.5Securities Filings; Disclosure under Applicable Law

. Each Party acknowledges and agrees that the other Party may submit this Agreement to, or publicly file this Agreement with, the Securities Regulators or to other Persons as may be required by applicable Law.

10.6Publicity

. The Parties shall mutually agree to a press release or public announcement regarding this Agreement and the terms hereof, such press release or public announcement to be issued promptly after the Closing, or as otherwise agreed by the Parties.

11.Miscellaneous.

11.1Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware, without regard to its conflicts of laws rules.  Each Party (a) irrevocably submits to the exclusive jurisdiction in the state court sitting in Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.  Either Party may serve any process required by such Courts by way of notice under this Agreement.

11.2No Waiver, Modifications.  It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default.  The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation.  No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

11.3Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 11.3 and shall be:  (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent via a reputable nationwide overnight courier service; or (d) sent by facsimile, email or other electronic transmission.  Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with confirmation of receipt, if transmitted by facsimile, email or other electronic transmission (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

Notices to the Company shall be addressed to:

EyePoint Pharmaceuticals, Inc.
480 Pleasant Street, Suite B300
Watertown, MA 02472
Attention: Ron Honig, Esq.
Facsimile: (617) 926-5050
Email: rhonig@eyepointpharma.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1735 Market Street, Floor 23

Philadelphia, PA 19103

Attention: Steven J. Abrams, Esq.

Telephone: (267) 675-4671

Email:  steve.abrams@hoganlovells.com

Notices to Investor shall be addressed to:

Ocumension Therapeutics

502-1 Want Want Plaza

No. 211 Shimen Yi Road

Jing’an District, Shanghai

People’s Republic of China

Attn: Ye Liu

Email:  ye.liu@ocumension.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

Attn: Mengyu Lu

Email: mengyu.lu@sidley.com

Attn: Frank Rahmani

Email: frahmani@sidley.com

Either Party may change its address by giving notice to the other Party in the manner provided above.

11.4Entire Agreement.  This Agreement (including all exhibits, schedules and appendices attached hereto), the Voting Agreement and that certain Mutual Non-Disclosure Agreement, dated December 23, 2020, between the Parties contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

11.5Headings; Nouns and Pronouns; Section References.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

11.6Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

11.7Assignment.  Except for an assignment by Investor of this Agreement or any rights hereunder to a Permitted Transferee (which assignment will not relieve Investor of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Investor or the Company without (a) the prior written consent of Company in the case of any assignment by Investor or (b) the prior written consent of Investor in the case of an assignment by the Company.

11.8Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.9Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

11.10Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

11.11No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.  No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this

Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

11.12Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other Contract or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.  The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

11.13Expenses.  Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of the Transaction Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EyePoint Pharmaceuticals, Inc.

By:	/s/ Nancy Lurker Name:Nancy Lurker Title:President & CEO

Ocumension Therapeutics

By:	/s/ Ye Liu Name:Ye Liu Title:CEO

Signature Page to Share Purchase Agreement

\\PH - 047167/000034 - 629723 v10

Appendix 1

Registration Rights

1.Resale Registration.

1.1No later than 45 days following the Closing Date, the Company will file a Registration Statement registering for resale the Registrable Securities under the Securities Act.  The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act within 120 days following the Closing Date.  Until the earlier of such time as (i) all Registrable Securities cease to be Registrable Securities or (ii) the Company is no longer eligible to maintain a Registration Statement, the Company shall use commercially reasonable efforts to keep current and effective such Registration Statement and file such supplements or amendments to such Registration Statement (or file a new Registration Statement when such preceding Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act.

1.2If the filing, initial effectiveness or continued use of the Registration Statement at any time would require the Company to make a public disclosure of material non-public information that the Company has a bona fide business purpose for not disclosing publicly at such time, the Company may, upon giving prompt written notice of such action to Investor, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension more than once during any twelve (12) month period for a period not to exceed sixty (60) days. In the case of a Suspension, Investor shall suspend use of the applicable Prospectus in connection with any sale or offer to sell Shares upon receipt of the notice referred to above. The Company shall promptly notify Investor in writing upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading and furnish to Investor such numbers of copies of the Prospectus as so amended or supplemented as Investor may reasonably request. The Company shall, if necessary, supplement or amend the Registration Statement, if required by law or as may reasonably be requested by Investor.

2.Information.  The Company may require and Investor shall furnish to the Company such information regarding the distribution of the Shares and such other information relating to Investor and its ownership of Shares as the Company may from time to time reasonably request in writing to the extent that such information is required to be included in the Registration Statement.

3.Expenses.  Subject to Section 11.13 of the Agreement, all expenses incident to the Company’s performance of or compliance with this Appendix 1 shall be paid by the Company, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or Financial Industry Regulatory Authority, (b) all fees and

i

expenses in connection with compliance with any securities or “Blue Sky” laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any of its Subsidiaries (including the expenses of any special audit and comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires, (f) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange or quotation of the Shares on any inter-dealer quotation system, (g) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, and (h) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).  For the avoidance of doubt, the Company shall not be required to pay any underwriting discounts and commissions and transfer Taxes, if any, attributable to the sale of the Shares.

4.Notice.  The Company shall notify Investor promptly upon (a) any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or for additional information that pertains to Investor as a selling stockholder; (b) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purposes, (c) receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (d) the Company becoming aware that the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, in light of the circumstances under which they were made) not misleading.

5.Indemnification.

5.1To the extent permitted by Law, the Company will indemnify and hold harmless Investor, its officers, directors, agents, partners, members, stockholders and employees, as applicable, and each Person who controls Investor (within the meaning of the Securities Act or the Exchange Act), and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, from and against any and all losses, claims, liabilities, damages, deficiencies, assessments, fines, judgments, fees, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively “Losses”) (joint or several), as incurred, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of, relate to, or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or incorporated by reference therein, including any Prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law in connection with the Registration Statement; and the Company will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action if it is judicially determined that there was such an Investor Violation; provided however, that the indemnity agreement contained in this Section 5.1 will not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the Company’s written consent, nor will the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by Investor and stated to be expressly for use in connection with the Registration Statement or an applicable Prospectus.

5.2To the extent permitted by Law, Investor will indemnify and hold harmless the Company and each of its directors and its officers against any Losses (joint or several) to which the Company or any such director, officer, controlling Person, Underwriter or other Third Party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any of the following statements: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any other document incorporated reference therein, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a “Investor Violation”), in each case to the extent (and only to the extent) that such Investor Violation occurs in reliance upon and in conformity with written information furnished by Investor to the Company; and Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, Underwriter or other Third Party in connection with investigating or defending any such Loss or action if it is judicially determined that there was such an Investor Violation; provided, however, that the indemnity agreement contained in this Section 5.2 will not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without Investor’s written consent; provided, further that the obligations of Investor hereunder shall be limited to an amount equal to the net proceeds it receives in such Registration.

5.3Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel (one counsel only), with the reasonable fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 5 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Violation(s) or Investor Violation(s), as applicable, that resulted in such Loss, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of Investor hereunder shall be limited to an amount equal to the net proceeds it receives in such Registration; and provided, further, that no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5The obligations of the Company and Investor under this Section 5 will survive termination of this Agreement and the expiration or withdrawal of the Registration Statement.  No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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Exhibit A

Form of Voting Agreement

v